Use these links to rapidly review the document

TABLE OF CONTENTS Prospectus

Filed pursuant to Rule 424(b)(5)
Registration No. 333-191462-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated March 3, 2014

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 30, 2013)

$            First Mortgage Bonds, Floating Rate Series, due 2017
$            First Mortgage Bonds,      % Series due 2044

        Duke Energy Progress, Inc. is offering $            aggregate principal amount of First Mortgage Bonds in two series. We are offering $            aggregate principal amount of First Mortgage Bonds, Floating Rate Series, due 2017 (the "2017 Mortgage Bonds") and $            aggregate principal amount of First Mortgage Bonds,       % Series due 2044 (the "2044 Mortgage Bonds", and together with the 2017 Mortgage Bonds, the "Mortgage Bonds"). The per annum interest rate on the 2017 Mortgage Bonds will be reset quarterly based on the three-month LIBOR plus        %. The per annum interest rate on the 2044 Mortgage Bonds will be        %.

        We will pay interest on the 2017 Mortgage Bonds quarterly in arrears on March     , June     , September     and December     of each year, beginning on June     , 2014. The 2017 Mortgage Bonds will mature as to principal on March     , 2017. We will pay interest on the 2044 Mortgage Bonds semi-annually in arrears on March     and September     of each year, beginning on September     , 2014. The 2044 Mortgage Bonds will mature as to principal on March     , 2044. The Mortgage Bonds are secured by a continuing lien of our mortgage and rank equally with all of our other first mortgage bonds from time to time outstanding. The lien of our mortgage is discussed under "Description of First Mortgage Bonds—Security" beginning on page 4 of the accompanying prospectus.

        We may redeem the 2044 Mortgage Bonds at our option at any time and from time to time, in whole or in part, as described in this prospectus supplement under the caption "Description of the Mortgage Bonds—Optional Redemption." We may not redeem the 2017 Mortgage Bonds prior to maturity. There is no sinking fund for the Mortgage Bonds.

        The Mortgage Bonds will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the Mortgage Bonds. Please read the information provided under the caption "Description of the Mortgage Bonds" in this prospectus supplement and "Description of First Mortgage Bonds" in the accompanying prospectus for a more detailed description of the Mortgage Bonds.

        Investing in the Mortgage Bonds involves risks. See "Risk Factors" on page S-5 of this prospectus supplement.

	Price to Public(1)		Underwriting Discount(2)		Proceeds to Duke Energy Progress, Inc. before expenses(1)
Per 2017Mortgage Bond		%		%		%
Total 2017 Mortgage Bonds	$		$		$
Per 2044 Mortgage Bond		%		%		%
Total 2044 Mortgage Bonds	$		$		$

(1)
Plus accrued interest, if any, from March     , 2014, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $        , including in respect of expenses incurred by us in connection with the offerings. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We expect the Mortgage Bonds to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., on or about March     , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	Credit Suisse	Mitsubishi UFJ Securities

Morgan Stanley	SunTrust Robinson Humphrey

The date of this prospectus supplement is March     , 2014.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein.

i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of these offerings. The second part, the accompanying prospectus, gives more general information, some of which does not apply to these offerings.

        If the description of the offerings varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy Progress," "we," "us" and "our" or similar terms are to Duke Energy Progress, Inc. References in this prospectus supplement to "Mortgage Bonds" are to the First Mortgage Bonds, Floating Rate Series, due 2017 and the First Mortgage Bonds,        % Series due 2044 being offered hereby, and references to "First Mortgage Bonds" are to first mortgage bonds issued under the Mortgage (as defined under "Description of the Mortgage Bonds" below) and from time to time outstanding.

ii

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Mortgage Bonds involves risks. See "Risk Factors" in this prospectus supplement.

 Duke Energy Progress

        Duke Energy Progress, an indirect wholly owned subsidiary of Duke Energy Corporation, generates, transmits, distributes and sells electricity in portions of North Carolina and South Carolina. Our service area covers approximately 34,000 square miles and supplies electric service to approximately 1.5 million residential, commercial and industrial customers. Our asset portfolio includes approximately 12,270 megawatts of owned generation capacity, 67,600 miles of distribution lines and 6,200 miles of transmission lines.

        We are a North Carolina corporation. The address of our principal executive offices is 410 South Wilmington Street, Raleigh, North Carolina 27601-1748. Our telephone number is (704) 382-3853.

        The foregoing information about Duke Energy Progress is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Progress, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

The Offerings

Issuer	Duke Energy Progress, Inc.
Securities Offered	We are offering $ aggregate principal amount of 2017 Mortgage Bonds and $ aggregate principal amount of 2044 Mortgage Bonds.
Maturities	The 2017 Mortgage Bonds will mature on March , 2017.
The 2044 Mortgage Bonds will mature on March , 2044.
Interest Rates	The per annum interest rate on the 2017 Mortgage Bonds will be reset quarterly based on the three-month LIBOR plus %.
The per annum interest rate on the 2044 Mortgage Bonds will be %.
Interest Payment Dates	Interest on the 2017 Mortgage Bonds will be payable quarterly in arrears on March , June , September and December of each year, beginning on June , 2014.
Interest on the 2044 Mortgage Bonds will be payable semi-annually in arrears on March and September of each year, beginning on September , 2014.

Ranking

The Mortgage Bonds are two series of First Mortgage Bonds and will rank equally with all other First Mortgage Bonds from time to time outstanding. See "Description of the Mortgage Bonds—Ranking and Security." At December 31, 2013, we had outstanding approximately $4.8 billion in aggregate principal amount of First Mortgage Bonds, which will rank equally with the Mortgage Bonds.

Collateral

The Mortgage Bonds will be secured by the lien of the Mortgage, which constitutes, in the opinion of our counsel, a first mortgage lien on all our present properties, except as described below. This lien is subject to certain excepted encumbrances and regulatory licenses and, in the opinion of our counsel, minor exceptions and defects which do not, in the aggregate, materially interfere with the use by us of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Mortgage. This lien does not cover merchandise, equipment, materials or supplies held for sale, and fuel, oil and similar consumable materials and supplies, rolling stock, vehicles and automobiles, cash, securities, receivables and all contracts, leases and operating agreements that are not pledged or required to be pledged, electric energy and other materials or products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course of business; and all property not funded or eligible to be funded under the Mortgage for the issuance of First Mortgage Bonds, the release of property or any other purpose under the Mortgage. The Mortgage contains provisions subjecting to the lien of the Mortgage certain other property that is acquired after the date of the delivery of the Mortgage.

Optional Redemption

At any time before six months prior to maturity of the 2044 Mortgage Bonds, we will have the right to redeem the 2044 Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2044 Mortgage Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 Mortgage Bonds being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus        basis points, plus, in either case, accrued and unpaid interest on the principal amount of the 2044 Mortgage Bonds being redeemed to such redemption date. At any time on or after six months prior to maturity of the 2044 Mortgage Bonds, we will have the right to redeem the 2044 Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the 2044 Mortgage Bonds being redeemed plus accrued and unpaid interest on the principal amount of the 2044 Mortgage Bonds being redeemed to such redemption date. See "Description of the Mortgage Bonds—Optional Redemption."

We may not redeem the 2017 Mortgage Bonds prior to their maturity.
No Sinking Fund	There is no sinking fund for the Mortgage Bonds.
Issuance of Additional First Mortgage Bonds

Under the terms of the Mortgage, as of February 24, 2014, we could issue additional First Mortgage Bonds in amounts equal to approximately (i) $6.4 billion based upon the bondable value of property additions and (ii) $807 million based upon the amount of previously authenticated First Mortgage Bonds that have been cancelled or delivered for cancellation (approximately $        million after giving effect to this offering).

Use of Proceeds

The aggregate net proceeds from the sale of the Mortgage Bonds, after deducting the respective underwriting discounts and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $         million. The net proceeds from the sale of the Mortgage Bonds will be used to repay intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and for general corporate purposes. At February 24, 2014, we had approximately $623 million of outstanding money-pool borrowings at an annual interest rate of 0.20%. Our borrowings under the money pool arrangement in the past year were used to manage working capital and for general corporate purposes, including our on-going construction program.

We expect that the sales of the 2017 Mortgage Bonds and the 2044 Mortgage Bonds will take place concurrently. However, the sales of the 2017 Mortgage Bonds and the 2044 Mortgage Bonds are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

Book-Entry

Each series of the Mortgage Bonds will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Mortgage Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear System") in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Mortgage Bonds and Mortgage Bonds will not be registered in your name, except under certain limited circumstances described under the caption "Book-Entry System."

Corporate Trustee	The corporate trustee under the Mortgage is The Bank of New York Mellon.

RISK FACTORS

        You should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013,which has been filed with the Securities and Exchange Commission, or SEC, and is incorporated by reference in this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

  •
  The ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process;

  •
  The risk that the credit ratings of Duke Energy Progress or its subsidiaries may be different from what we expect;

  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  Industrial, commercial and residential growth or decline in our service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies;

  •
  Additional competition in electric markets and continued industry consolidation;

  •
  The influence of weather and other natural phenomena on our operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornados;

  •
  The ability to successfully operate electric generating facilities and deliver electricity to customers;

  •
  The impact on our facilities and business from a terrorist attack, cyber security threats, data security breaches, and other catastrophic events;

  •
  The inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks;

  •
  The timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

  •
  The results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

  •
  Declines in the market prices of equity securities and fixed income securities and resultant cash funding requirements of Duke Energy Progress for Duke Energy Corporation's defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds;

  •
  Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

  •
  The ability to control operation and maintenance costs;

  •
  The level of creditworthiness of counterparties to our transactions;

  •
  Employee workforce factors, including the potential inability to attract and retain key personnel;

  •
  The success of efforts to invest in and develop new opportunities; and

  •
  The effect of accounting pronouncements issued periodically by accounting standard-setting bodies.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than we have described. Forward-looking statements speak only as of the date they are made; we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges have been calculated using the SEC guidelines.

	Year Ended December 31,
	2013	2012	2011	2010	2009
	(dollars in millions)
Earnings (as defined for the fixed charges calculation):
Add:
Pretax income from continuing operations	$789	$382	$772	$952	$791
Fixed charges, as below	289	291	235	227	219
Deduct:
Interest capitalized	24	23	21	19	12
Pre-tax loss attributable to noncontrolling interest of subsidiaries that have not incurred fixed charges	—	—	—	(1)	(2)

Total earnings (as defined for the fixed charges calculation):	$1,054	$650	$986	$1,161	$1,000

Fixed charges (as defined for the fixed charges calculation):
Interest on debt, including capitalized portions(a)	$224	$230	$205	$205	$207
Estimate of interest within rental expense	65	61	30	22	12
Total fixed charges (as defined for the fixed charges calculation)	$289	$291	$235	$227	$219

Ratio of earnings to fixed charges	3.6	2.2	4.2	5.1	4.6

USE OF PROCEEDS

        The aggregate net proceeds from the sale of the Mortgage Bonds, after deducting the respective underwriting discounts and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $       million. The net proceeds from the sale of the Mortgage Bonds will be used to repay intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and for general corporate purposes. At February 24, 2014, we had approximately $623 million of outstanding money-pool borrowings at an annual interest rate of 0.20%. Our borrowings under the money pool arrangement in the past year were used to manage working capital and for general corporate purposes, including our on-going construction program.

        We expect that the sales of the 2017 Mortgage Bonds and the 2044 Mortgage Bonds will take place concurrently. However, the sales of the 2017 Mortgage Bonds and the 2044 Mortgage Bonds are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times.

DESCRIPTION OF THE MORTGAGE BONDS

        We will issue the Mortgage Bonds as two series of First Mortgage Bonds under a Mortgage and Deed of Trust, dated as of May 1, 1940 (the "Mortgage and Deed of Trust"), with The Bank of New York Mellon (formerly Irving Trust Company) (the "Mortgage Trustee") and Tina D. Gonzalez (successor to Frederick G. Herbst), as Trustees (collectively, the "Trustees"). The Mortgage and Deed of Trust is supplemented by supplemental indentures. In the following discussion, we will refer to the Mortgage and Deed of Trust and all supplemental indentures to the Mortgage and Deed of Trust together as the "Mortgage."

        Please read the following information concerning the Mortgage Bonds in conjunction with the statements under "Description of First Mortgage Bonds" in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. Capitalized terms not defined in this prospectus supplement are used as defined in the Mortgage or as otherwise provided in the accompanying prospectus.

General

        The Mortgage Bonds will be issued as two new series of First Mortgage Bonds under the Mortgage. The 2017 Mortgage Bonds will be issued in the aggregate principal amount of $          and will mature on March     , 2017. The 2044 Mortgage Bonds will be issued in the aggregate principal amount of $           and will mature on March     , 2044. The Eighty-second Supplemental Indenture, to be dated as of March     , 2014, supplements, and will become a part of, the Mortgage and establishes the specific terms of the Mortgage Bonds. Except as provided under "—Basis for Issuance of the Mortgage Bonds," we may, at any time, without the consent of the holders of the Mortgage Bonds, issue additional First Mortgage Bonds. We may issue First Mortgage Bonds having the same ranking, interest rate, maturity and other terms as the 2017 Mortgage Bonds or 2044 Mortgage Bonds being offered hereby, and any such additional First Mortgage Bonds, together with the applicable 2017 Mortgage Bonds or 2044 Mortgage Bonds offered hereby, will be taken to constitute the same series of bonds under the Mortgage.

        The Mortgage Bonds will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Basis for Issuance of the Mortgage Bonds

        We will issue the Mortgage Bonds under the Mortgage against previously authenticated First Mortgage Bonds that have been cancelled or delivered for cancellation.

        As of February 24, 2014, we could issue under the Mortgage:

  •
  based upon the bondable value of property additions, up to approximately $6.4 billion of additional First Mortgage Bonds; and

  •
  based upon the amount of previously authenticated First Mortgage Bonds that have been canceled or delivered for cancellation, approximately $807 million (approximately $             million after giving effect to this offering) of additional First Mortgage Bonds.

        For more information on our ability to issue additional First Mortgage Bonds, see "Description of First Mortgage Bonds—Issuance of Additional First Mortgage Bonds" in the accompanying prospectus.

Interest and Payment

2017 Mortgage Bonds

        Until the principal amount of the 2017 Mortgage Bonds has been paid or made available for payment, we will make interest payments on the 2017 Mortgage Bonds quarterly in arrears on March     , June     , September     and December     of each year to the person(s) in whose name(s)

such 2017 Mortgage Bonds are registered at the close of business on the tenth calendar day preceding the respective interest payment date (whether or not a business day); provided, however, that so long as the Mortgage Bonds are registered in the name of DTC, its nominee or a successor depositary, the record date for interest payable on any interest payment date for the 2017 Mortgage Bonds so registered shall be the close of business on the business day immediately preceding such interest payment date. In the event that any interest payment date for the 2017 Mortgage Bonds (other than the interest payment date that is the maturity date of the 2017 Mortgage Bonds) would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day.

        Interest on the 2017 Mortgage Bonds will accrue from March     , 2014 or from the most recent interest payment date to which interest on the 2017 Mortgage Bonds has been paid or provided for. The initial interest payment date for the 2017 Mortgage Bonds is June     , 2014. Interest on the 2017 Mortgage Bonds will be computed on the basis of the actual number of days elapsed over a 360-day year.

        The 2017 Mortgage Bonds will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus      %. Promptly upon such determination, the Calculation Agent will notify the Company and the Mortgage Trustee, if the Mortgage Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the 2017 Mortgage Bonds, the Company and the Mortgage Trustee.

        Upon the request of a holder of the 2017 Mortgage Bonds, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

        The accrued interest on the 2017 Mortgage Bonds for any period is calculated by multiplying the principal amount of the 2017 Mortgage Bonds by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

        All percentages resulting from any calculation of the interest rate on the 2017 Mortgage Bonds will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or ..00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The following definitions apply to the 2017 Mortgage Bonds:

        "business day" means any day other than a Saturday or Sunday or day on which banking institutions in The City of New York are required or authorized to close.

        "Calculation Agent" means The Bank of New York Mellon, or its successor appointed by the Company, acting as calculation agent.

        "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

        "Interest Period" means the period commencing on an interest payment date for the 2017 Mortgage Bonds (or, with respect to the initial Interest Period only, commencing on the original issue date for the 2017 Mortgage Bonds) and ending on the day before the next succeeding interest payment date for the 2017 Mortgage Bonds.

        "LIBOR" means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next interest payment date that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the 2017 Mortgage Bonds, selected by us, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. We will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the 2017 Mortgage Bonds, selected by us, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by us to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

        "London Business Day" means a day that is a business day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        "Reuters LIBOR01 Page" means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited ("IBA") or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

2044 Mortgage Bonds

        Interest on the 2044 Mortgage Bonds will accrue at the rate of      % per annum from March     , 2014 or from the most recent interest payment date to which interest on the 2044 Mortgage Bonds has been paid or provided for. Until the principal amount of the 2044 Mortgage Bonds has been paid or made available for payment, we will make each interest payment on the 2044 Mortgage Bonds semi-annually in arrears on March     and September     of each year, commencing September     , 2014, to each holder of record at the close of business on the          and          (whether or not a business day) preceding the applicable interest payment date; provided, however, that so long as the Mortgage Bonds are registered in the name of DTC, its nominee or a successor depositary, the record date for interest payable on any interest payment date for the 2044 Mortgage Bonds so registered shall be the close of business on the business day immediately preceding such interest payment date. Interest on the 2044 Mortgage Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.

General

        If a due date for the payment of interest or principal on the 2044 Mortgage Bonds falls on a day that is not a business day, then the payment will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day. If the due date for the payment of principal on the 2017 Mortgage Bonds falls on a day that is not a business day, then the payment of principal and interest due on that day will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day. Pursuant to the Mortgage, in the event we default in the payment of (i) principal or (ii) interest for a period of 30 days on any First Mortgage Bonds, we will pay the amount due and payable on all such First Mortgage Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate of 6% per year.

Ranking and Security

        The Mortgage Bonds are two series of First Mortgage Bonds that will be secured by the lien of the Mortgage and will rank equally with all our other First Mortgage Bonds from time to time outstanding. For more information, see "Description of First Mortgage Bonds—Security" in the accompanying prospectus. At December 31, 2013, we had approximately $4.8 billion in aggregate principal amount of First Mortgage Bonds outstanding.

Release and Substitution of Property

        Unless an event of default has occurred and is continuing with respect to any First Mortgage Bonds, subject to various limitations, property may be released from the lien of the Mortgage upon our request on certain terms described under "Description of First Mortgage Bonds—Release and Substitution of Property" in the accompanying prospectus.

Dividend Restrictions

        As of December 31, 2013, we had retained earnings of approximately $3.5 billion. None of such retained earnings are restricted by the provisions of the Mortgage described in "Description of First Mortgage Bonds—Dividend Restrictions" in the accompanying prospectus that restrict the amount of retained earnings that we can use to pay cash dividends and distributions on, or to purchase, our common stock.

Redemption

        We may not redeem the 2017 Mortgage Bonds prior to their maturity. The 2044 Mortgage Bonds are redeemable prior to maturity, as set forth below. If we have not deposited the redemption funds with the Mortgage Trustee when we give notice of redemption of the 2044 Mortgage Bonds, the redemption shall be subject to the deposit of those funds on or before the redemption date. Any 2044 Mortgage Bonds called for redemption in a notice of redemption shall not become due and payable unless the Mortgage Trustee has received the redemption funds.

Optional Redemption

        At any time before six months prior to maturity of the 2044 Mortgage Bonds, we will have the right to redeem the 2044 Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2044 Mortgage Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 Mortgage Bonds being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points, plus, in either case, accrued and unpaid interest on the principal amount of the 2044 Mortgage Bonds being redeemed to such redemption date.

        At any time on or after six months prior to maturity of the 2044 Mortgage Bonds, we will have the right to redeem the 2044 Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the 2044 Mortgage Bonds being redeemed plus accrued and unpaid interest on the principal amount of the 2044 Mortgage Bonds being redeemed to such redemption date.

        For purposes of these redemption provisions, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2044 Mortgage Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such 2044 Mortgage Bonds.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, a Primary Treasury Dealer (as defined below) selected by Mitsubishi UFJ Securities (USA), Inc. and a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Redemption Procedures

        Notice of redemption shall be given not less than 30 nor more than 90 days prior to the date fixed for redemption to the registered holders of 2044 Mortgage Bonds to be redeemed, which, as long as the 2044 Mortgage Bonds are held in the book-entry only system, will be DTC, its nominee or a successor depositary or a nominee thereof. On and after the date fixed for redemption (and if we have deposited with the Mortgage Trustee, and/or irrevocably directed the Mortgage Trustee to apply from money held by it available to be used for the redemption of the 2044 Mortgage Bonds, an amount in cash sufficient to redeem all of the 2044 Mortgage Bonds called for redemption), interest on the 2044 Mortgage Bonds, or the portions of them so called for redemption, shall cease to accrue. So long as the 2044 Mortgage Bonds are registered in the name of DTC or its nominee, if we elect to redeem less than all of the 2044 Mortgage Bonds, DTC's practice is to determine by lot the amount of the interest of each direct participant in DTC in the 2044 Mortgage Bonds to be redeemed. At all other times, absent any written agreement of the registered holders of the 2044 Mortgage Bonds satisfactory to the Mortgage Trustee specifying the particular 2044 Mortgage Bonds to be redeemed, the Mortgage Trustee shall draw by lot, in such manner as it deems proper in its discretion, the particular 2044 Mortgage

Bonds, or portions of them, to be redeemed. For further information on DTC and its practices, see "Book-Entry System—The Depository Trust Company" below.

Sinking Fund

        The Mortgage Bonds will not be entitled to the benefit of any sinking fund or to a special redemption by operation of a sinking fund.

Concerning the Trustees

        The Mortgage Trustee under the Mortgage is The Bank of New York Mellon. Duke Energy Progress and some of its affiliates have banking relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Progress and of some of its affiliates are outstanding.

        The holders of a majority in principal amount of the First Mortgage Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or the exercise of any trust or power of the Trustees. The Trustees will not be liable for any action that it or she takes or omits to take in good faith in accordance with any such direction. In addition, the Trustees are not required to risk their funds or to incur personal liability if there is a reasonable ground for believing that repayment to the Trustees is not reasonably assured.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Mortgage Bonds that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Mortgage Bonds as part of a hedge or other integrated transaction, or certain former citizens or residents of the United States. Persons considering the purchase of Mortgage Bonds are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Mortgage Bonds or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of a Mortgage Bond that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Mortgage Bonds, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Mortgage Bonds should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds applicable to them.

Interest

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Mortgage Bonds provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our or Duke Energy Corporation's stock entitled to vote, (B) is not a controlled foreign corporation that is related to us or Duke Energy Corporation directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Mortgage Bonds on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Mortgage Bonds is a United States person.

        If interest on the Mortgage Bonds is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Mortgage Bonds generally will be subject to U.S. withholding tax at a 30% rate (or lower applicable treaty rate).

        If interest on the Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Mortgage Bonds

        A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Mortgage Bonds. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Mortgage Bonds generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of the Mortgage Bonds (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with payments we make on the Mortgage Bonds. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on payments on the Mortgage Bonds or on the proceeds from a sale or other disposition of the Mortgage Bonds. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

BOOK-ENTRY SYSTEM

        We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Each series of Mortgage Bonds will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        Investors may elect to hold interests in each global security through either DTC in the United States or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Mortgage Bonds, DTC or such nominee will be considered the sole owner and holder of the Mortgage Bonds for all purposes of the Mortgage Bonds and the Mortgage. Except as provided below, owners of beneficial interests in the Mortgage Bonds will not be entitled to have the Mortgage Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Mortgage Bonds in definitive form and will not be considered the owners or holders of the Mortgage Bonds under the Mortgage, including for purposes of receiving any reports that we or either of the Trustees deliver pursuant to the Mortgage. Accordingly, each person owning a beneficial interest in a Mortgage Bond must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Mortgage Bonds.

        Unless and until we issue the Mortgage Bonds in fully certificated form under the limited circumstances described below under the heading "—Certificated Mortgage Bonds":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the Mortgage Bonds;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Mortgage Bonds, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Mortgage Bonds. The Mortgage Bonds will be issued as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC in turn is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Mortgage Bonds, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the Mortgage Bonds under DTC's system must be made by or through direct participants, which will receive a credit for the Mortgage Bonds on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Mortgage Bonds, except as provided below in "—Certificated Mortgage Bonds."

        To facilitate subsequent transfers, all Mortgage Bonds deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Mortgage Bonds with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Mortgage Bonds. DTC's records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the Mortgage Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Mortgage Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Mortgage Bonds on your behalf. We and the Trustees have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Mortgage Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Trustees will not recognize you as a holder of any Mortgage Bonds under the Mortgage and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Mortgage Bond if one or more of the direct participants to whom the Mortgage Bond is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Mortgage Bonds to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Mortgage Bonds.

Certificated Mortgage Bonds

        Unless and until they are exchanged, in whole or in part, for Mortgage Bonds in definitive form in accordance with the terms of the Mortgage Bonds, the Mortgage Bonds may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.

        We will issue Mortgage Bonds to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository or DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and we are unable to appoint a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing with respect to the Mortgage Bonds; or

  •
  we, at our option, and subject to DTC's procedures, elect to effect an exchange of global securities for Mortgage Bonds issued to you or your nominees.

        If any of the above events occurs, DTC is required to notify all direct participants that Mortgage Bonds in fully certificated registered form are available through DTC. DTC will then surrender each global security representing the Mortgage Bonds along with instructions for re-registration. The Mortgage Trustee will re-issue the Mortgage Bonds in fully certificated registered form and will recognize the registered holders of the certificated Mortgage Bonds as holders under the Mortgage.

Global Clearance and Settlement Procedures

        Initial settlement for the Mortgage Bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Mortgage Bonds received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Mortgage Bonds settled during such processing will be reported to the relevant Euroclear System Participant or Clearstream, Luxembourg participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Mortgage Bonds by or through a Clearstream, Luxembourg participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Mortgage Bonds among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNDERWRITING

        We have entered into an underwriting agreement with respect to the Mortgage Bonds with the underwriters listed below for whom Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Mortgage Bonds indicated in the following table:

Name	Principal Amount of 2017 Mortgage Bonds	Principal Amount of 2044 Mortgage Bonds
Credit Suisse Securities (USA) LLC	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
SunTrust Robinson Humphrey, Inc.

Total	$	$

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mortgage Bonds are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the 2017 Mortgage Bonds or the 2044 Mortgage Bonds, respectively, if they purchase any of the 2017 Mortgage Bonds or the 2044 Mortgage Bonds. However, the sales of the 2017 Mortgage Bonds and the 2044 Mortgage Bonds are not conditioned upon each other, and we may consummate the sales of one series and not the other, or consummate the sales at different times.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Commissions and Discounts

        The Mortgage Bonds sold by the underwriters to the public will initially be offered at the initial prices to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at these prices less a concession not in excess of (i)     % of the principal amount of the 2017 Mortgage Bonds or (ii)     % of the principal amount of the 2044 Mortgage Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of (a)     % of the principal amount of the 2017 Mortgage Bonds or (b)     % of the principal amount of the 2044 Mortgage Bonds to certain other dealers. If all the Mortgage Bonds are not sold at the initial prices to the public, the underwriters may change the prices to the public and the other selling terms.

        The expenses of the offerings, not including the underwriting discounts, are estimated to be approximately $915,000. The underwriters have agreed to make a payment to us in an amount equal to $        , including in respect of expenses incurred by us in connection with the offerings.

New Issues of Mortgage Bonds

        The Mortgage Bonds are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in each series of the Mortgage Bonds, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the Mortgage Bonds.

Price Stabilization and Short Positions

        In connection with the offerings, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the prices of the Mortgage Bonds. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Mortgage Bonds than they are required to purchase in the offerings. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Mortgage Bonds while the offerings are in process.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Mortgage Bonds. As a result, the price of the Mortgage Bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with financial advisory and other services for which they have and in the future will receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Mortgage Bonds offered hereby.

        The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EEA Selling Restrictions

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto, including Directive 2010/73/EU) as implemented in member states of the European Economic Area (the "EEA") (the "Prospectus Directive"). Neither Duke Energy Progress nor the underwriters have authorized, nor does it or they authorize, the making of any offer of the Mortgage Bonds through any financial intermediary, other than offers made by underwriters which constitute the final placement of the Mortgage Bonds contemplated in this prospectus supplement and the accompanying prospectus.

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Mortgage Bonds which are the subject of the offerings contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of Directive 2010/73/EU, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Mortgage Bonds shall require Duke Energy Progress or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Mortgage Bonds to the public" in relation to any Mortgage Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe to the Mortgage Bonds, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

UK Selling Restrictions

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 ("FSMA") received by it in connection with the issue or sale of the Mortgage Bonds in circumstances in which Section 21(1) of the FSMA does not apply to Duke Energy Progress; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Mortgage Bonds in, from or otherwise involving the United Kingdom.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from Duke Energy Progress, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the Mortgage Bonds will be passed upon for Duke Energy Progress by Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services, LLC, the service company affiliate of Duke Energy Progress. In rendering his opinion, Mr. Lucas will rely upon in-house and/or outside South Carolina counsel to Duke Energy Progress on all matters of South Carolina law. Certain legal matters with respect to the offering of the Mortgage Bonds will be passed upon for Duke Energy Progress by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to affiliates of Duke Energy Progress in connection with various litigation and regulatory matters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy Corporation's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation's website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy Progress incorporates by reference the document listed below and any future documents filed by Duke Energy Progress with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offerings are completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2013.

        We, our indirect parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K listed above. We do not intend to incorporate by reference into this prospectus supplement the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress and its consolidated subsidiaries) contained in such combined report.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Progress, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

Duke Energy Progress, Inc.

First Mortgage Bonds
Debt Securities

        From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2013.

Prospectus

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the Securities and Exchange Commission's, or SEC's, public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Investor Relations Department
Duke Energy Progress, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll free)

See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy Progress filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of First Mortgage Bonds and Debt Securities, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities Duke Energy Progress may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

i

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy Progress," "we," "us" and "our" or similar terms are to Duke Energy Progress, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and are identified by terms and phrases such as "may," "will," "should," "could," "projects," "predicts," "believes," "expects," "anticipates," "intends," "plans," "estimates," "continues," "potential," "forecast," "target," "guidance," "outlook," or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than we have described. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus, whether as a result of new information, future events or otherwise.

ii

THE COMPANY

        Duke Energy Progress, an indirect wholly owned subsidiary of Duke Energy Corporation, generates, transmits, distributes, and sells electricity in central and eastern North Carolina, northeastern South Carolina, and in and around the City of Asheville, North Carolina. Our service area covers approximately 34,000 square miles. We supply electric service to approximately 1.5 million residential, commercial and industrial customers. Our asset portfolio includes approximately 12,200 megawatts of generation capacity, 67,000 miles of distribution lines and 6,200 miles of transmission lines.

        We are a North Carolina corporation. The address of our principal executive offices is 410 South Wilmington Street, Raleigh, North Carolina 27601-1748. Our telephone number is (704) 382-3853.

        The foregoing information about Duke Energy Progress is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Progress, you should refer to the information described under the caption "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the SEC and is incorporated by reference in this prospectus, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        Unless stated otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any offered securities:

  •
  to redeem or purchase from time to time presently outstanding securities when we anticipate those transactions will result in an overall cost savings;

  •
  to repay maturing securities;

  •
  to finance our ongoing construction program; or

  •
  for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges have been calculated using the Securities and Exchange Commission guidelines.

	Six Months Ended June 30, 2013	Years Ended December 31,
		2012	2011	2010	2009	2008
	(dollars in millions)
Earnings (as defined for fixed charges calculation):
Add:
Pretax income from continuing operations	$306	$382	$772	$952	$791	$832
Fixed charges	133	291	235	227	219	231
Deduct:
Interest capitalized(a)	8	23	21	19	12	12
Pre-tax loss attributable to noncontrolling interest of subsidiaries that have not incurred fixed charges	—	—	—	(1)	(2)	—

Total earnings (as defined for fixed charges calculation):	$431	$650	$986	$1,161	$1,000	$1,051

Fixed charges:
Interest on debt, including capitalized portions	$103	$230	$205	$205	$207	$219
Estimate of interest within rental expense	30	61	30	22	12	12

Total fixed charges	$133	$291	$235	$227	$219	$231

Ratio of earnings to fixed charges	3.2	2.2	4.2	5.1	4.6	4.6

(a)
Excludes equity costs related to allowance for equity funds used during construction that are included in other income and expenses in our Consolidated Statements of Operations.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

        We will issue First Mortgage Bonds under a Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York Mellon (formerly Irving Trust Company) (the "Mortgage Trustee") and Tina D. Gonzalez (successor to Frederick G. Herbst), as Trustees. The Mortgage and Deed of Trust is supplemented by supplemental indentures. In the following discussion, we will refer to the Mortgage and Deed of Trust and all indentures supplemental to the Mortgage and Deed of Trust together as the "Mortgage." We will refer to all of our bonds, including those already issued and those to be issued in the future, as "First Mortgage Bonds."

        The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the summary is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds or any particular series thereof. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and you should refer to the

Trust Indenture Act for additional provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can easily locate these provisions.

Provisions of a Particular Series

        The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of the First Mortgage Bonds for the following information:

  •
  the designation, series and aggregate principal amount of the First Mortgage Bonds;

  •
  the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

  •
  the date of maturity for the First Mortgage Bonds;

  •
  the rate at which the First Mortgage Bonds will bear interest and the method of determining that rate;

  •
  the dates on which interest is payable;

  •
  the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

  •
  whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

  •
  the terms applicable to any rights to convert First Mortgage Bonds into or exchange them for other of our securities or those of any other entity;

  •
  redemption terms and sinking fund provisions, if any; and

  •
  any other specific terms that do not conflict with the Mortgage.

For more information see Mortgage, Article II.

        Unless the applicable prospectus supplement states otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event we have a change in control.

Form and Exchanges

        Unless otherwise specified in the applicable prospectus supplement, we will issue the First Mortgage Bonds as registered bonds without coupons. Holders may exchange them, free of charge, for other First Mortgage Bonds of different authorized denominations, in the same aggregate principal amount. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply.

Interest and Payment

        The prospectus supplement for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest will be paid at The Bank of New York Mellon in New York City.

        Pursuant to the Mortgage, we will pay interest on any overdue principal and, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the rate of 6% annually. For more information, see Mortgage, Section 78.

Redemption and Purchase of First Mortgage Bonds

        If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement. We may declare redemptions on at least thirty (30) days' notice:

  •
  for the sinking fund if we chose to establish a sinking fund for a designated series of First Mortgage Bonds;

  •
  with certain deposited cash;

  •
  with the proceeds of released property; or

  •
  at our option, unless otherwise specified in the applicable supplemental indenture and the prospectus supplement.

        If we have not deposited the redemption funds with the Mortgage Trustee when we give notice of redemption, the redemption shall be subject to the deposit of those funds on or before the redemption date. Notice of redemption will not be effective unless the Mortgage Trustee has received the redemption funds.

        Cash that is deposited under any Mortgage provisions may be applied to the purchase of First Mortgage Bonds of any series, with certain exceptions.

For more information, see Mortgage, Article X.

Maintenance and Replacement of Mortgaged Property

        Pursuant to the Mortgage, we are required to maintain, preserve and keep the mortgaged property in good repair, working order and condition. Each calendar year, we are required to spend and/or accrue 15% of our gross operating revenues, as defined in the Mortgage, for maintenance of and replacements for the mortgaged property and certain of our automotive equipment. If we spend more for these purposes in a given year, we may credit that amount against the 15% requirement in any of the five subsequent years. If a regulatory authority does not permit us to spend and/or accrue as much as 15% of our gross operating revenues for these purposes, we will spend only the amount permitted.

For more information, see Mortgage, Section 38; Seventy-second Supplemental Indenture, Section 3.

Security

        All First Mortgage Bonds are secured by the Mortgage, which constitutes, in the opinion of our counsel, a first mortgage lien on all our present properties. This lien is subject to:

  •
  leases of small portions of our property to others for uses which, in the opinion of our counsel, do not interfere with our business;

  •
  leases of certain property which we own but do not use in our electric utility business; and

  •
  certain excepted encumbrances, minor defects and irregularities.

        This lien does not cover the following property:

  •
  merchandise, equipment, materials or supplies held for sale, and fuel, oil and similar consumable materials and supplies;

  •
  vehicles and automobiles;

  •
  cash, securities, receivables and all contracts, leases and operating agreements that are not pledged or required to be pledged;

  •
  electric energy and other materials or products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course of business; and

  •
  all property not funded or eligible to be funded under the Mortgage for the issuance of First Mortgage Bonds, the release of property or any other purpose under the Mortgage.

        The Mortgage contains provisions subjecting to the lien of the Mortgage certain other property that is acquired after the date of the delivery of the Mortgage. These provisions for subjecting additional property to the lien of the Mortgage are limited in the case of consolidation, merger or sale of substantially all of our assets. For more information, see Mortgage, Article XV.

        The Trustees will have a lien upon the mortgaged property, prior to the First Mortgage Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. For more information, see Mortgage, Section 96.

Issuance of Additional First Mortgage Bonds

        Generally, we may issue an unlimited principal amount of First Mortgage Bonds under the Mortgage (except as described in the next paragraph). We may issue First Mortgage Bonds of any series from time to time based on any of the following:

  •
  70% of property additions after adjustments to offset retirement of property;

  •
  retirement of First Mortgage Bonds or prior lien bonds; or

  •
  deposit of cash.

        We may at any time deliver executed First Mortgage Bonds to the Corporate Trustee for authentication, and the Corporate Trustee shall authenticate such First Mortgage Bonds upon our written order and the satisfaction of the other conditions set forth in the Mortgage.

        With certain exceptions in the case of retirement of First Mortgage Bonds or prior lien bonds, we may issue First Mortgage Bonds only if adjusted net earnings for 12 out of the preceding 18 months, before interest and income taxes, is at least twice the annual interest requirements on, or at least 10% of the principal amount of, the sum of all First Mortgage Bonds outstanding at the time, including the additional First Mortgage Bonds we may issue under this shelf registration process or other First Mortgage Bonds we may issue in the future, and all indebtedness of prior or equal rank. Adjusted net earnings is net of provision for repairs, maintenance and retirement of property equal to the maintenance and replacement fund requirements for this period. Cash deposited for the issuance of First Mortgage Bonds may be withdrawn to the extent of 70% of property additions after adjustments to offset retirement of property or retirement of First Mortgage Bonds or prior lien bonds.

        Property additions must consist of electric property, or property used or useful in connection with electric property, acquired after December 31, 1939. Property additions may not include securities, vehicles or automobiles. Pursuant to Section 5 of Article IV of the Twenty-third Supplemental Indenture, dated as of June 1, 1978, we have reserved the right to amend the Mortgage, at our sole discretion, to make available as property additions any form of space satellites, including solar power satellites, space stations and other similar facilities.

        The Mortgage includes restrictions on the issuance of First Mortgage Bonds against property subject to liens and upon the increase of the amount of any liens. For more information, see Mortgage, Sections 4-7, 20-30 and 46; Twenty-third Supplemental Indenture, Section 5.

Dividend Restrictions

        Unless otherwise specified in the prospectus supplement, in the case of First Mortgage Bonds issued under this shelf registration process, and so long as any First Mortgage Bonds issued under this shelf registration process are outstanding, dividends (other than common stock dividends) and distributions on our common stock and purchases and retirements by us of our common stock (collectively, "Restricted Payments"), are restricted to the extent that (x) the aggregate amount of (i) all Restricted Payments (excluding a dividend paid on February 1, 1949) made since December 31, 1948, plus (ii) all cumulative dividends (whether or not paid) on any of our preferred stock since December 31, 1948, plus (iii) the amount, if any, by which 15% of our gross operating revenues since December 31, 1948 exceeds the amount during such period expended and/or accrued for maintenance and/or appropriated out of income for property retirement with respect to the mortgaged property and certain automotive equipment, exceeds (y) our aggregate net income since December 31, 1948 available for dividends plus $3,000,000.

        No portion of our retained earnings at June 30, 2013 is restricted by this provision.

Modification of the Mortgage

        Bondholders' rights may be modified with the consent of the holders of 66 2/3% of the First Mortgage Bonds. If less than all series of the First Mortgage Bonds are affected, the modification must also receive the consent of the holders of 66 2/3% of the First Mortgage Bonds of each series affected. In general, no modification of the terms of payment of principal or interest, and no modification affecting the lien or reducing the percentage required for modification, is effective against any holder of the First Mortgage Bonds without that holder's consent. For more information, see Mortgage, Article XVIII as amended in its entirety by the Seventy-second Supplemental Indenture, Section 2.

Release and Substitution of Property

        Unless an event of default has occurred and is continuing with respect to any First Mortgage Bonds, subject to various limitations, property may be released from the lien of the Mortgage upon our request, upon the basis of:

  •
  cash deposited with the Mortgage Trustee;

  •
  property additions to the Mortgage of equivalent value;

  •
  obligations delivered to the Mortgage Trustee to be held under the Mortgage as pledged property that are secured by a purchase money mortgage on the property being released;

  •
  reductions in the amount of First Mortgage Bonds that may be issued based on the deposit with the Mortgage Trustee or reduction of the amount of prior lien bonds or based on the amount of previously authenticated First Mortgage Bonds that have been canceled or delivered for cancelation;

  •
  such property being unfunded property, if after the release we have at least one dollar ($1) in unfunded property remaining;

  •
  the principal amount of any cash and obligations secured by a purchase money mortgage on the property released that are received by the holder of a prior lien upon its release of the property from such prior lien; and

  •
  the released property being cash used for the purchase or redemption of First Mortgage Bonds.

For more information, see Article XI of the Mortgage.

Satisfaction and Discharge of the Mortgage

        Upon our request, all mortgaged property shall be reconveyed to us, the Mortgage shall be satisfied and discharged, and the lien of the Mortgage released, when all indebtedness secured by the Mortgage shall have been paid, including all proper charges of the Trustee thereunder. Under the

Mortgage, First Mortgage Bonds will be deemed to be paid if funds necessary to repay such First Mortgage Bonds, including First Mortgage Bonds duly called for redemption, shall have been deposited with the Mortgage Trustee with irrevocable direction to segregate and hold the same as a separate trust fund for the benefit of the holders of such First Mortgage Bonds.

Defaults and Notice of Default

        An "Event of Default" means, with respect to any series of First Mortgage Bonds, any of the following:

  •
  default in payment of principal of a series of First Mortgage Bonds when due and payable;

  •
  default for 30 days in payment of interest on a series of First Mortgage Bonds;

  •
  default in payment of interest on or principal of prior lien bonds continued beyond applicable grace periods, if any, specified in the prior lien securing such bond;

  •
  default for 60 days in payment installments of funds for retirement of First Mortgage Bonds, including the maintenance and replacement funds;

  •
  certain events in bankruptcy, insolvency or reorganization; and

  •
  default for 90 days after notice in performance of any other covenants.

For more information, see Mortgage, Section 65; Twentieth Supplemental Indenture, Article IV, Section 5. If the Trustees deem it to be in the interest of the holders of the First Mortgage Bonds, they may withhold notice of default, except in payment of principal, interest or funds for retirement of First Mortgage Bonds. For more information, see Mortgage, Section 66; Third Supplemental Indenture, Section 15.

        If a default occurs, the Trustee may (and, upon the written direction of the holders of a majority of the principal amount of outstanding First Mortgage Bonds, shall) and holders of 25% of the First Mortgage Bonds may declare all principal and interest immediately due and payable. If the default has been cured, however, the holders of a majority of the First Mortgage Bonds may annul the declaration and destroy its effect. For more information, see Mortgage, Section 67. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the holder has given the Trustees written notice of a default and unless the holders of 25% of the First Mortgage Bonds have requested the Trustees in writing to act and have offered the Trustees reasonable opportunity to act. For more information, see Mortgage, Section 80. The Trustees are not required to risk their funds or to incur personal liability if there is a reasonable ground for believing that repayment to the Trustees is not reasonably assured. For more information, see Mortgage, Section 94. Holders of a majority of the First Mortgage Bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees. For more information, see Mortgage, Section 71.

Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage

        Upon any request or application by us to the Corporate Trustee to take action that is dependent upon our compliance with conditions precedent (including covenant compliance) under the Mortgage, we shall provide to the Corporate Trustee certificates and opinions required under the Mortgage with respect to compliance with such conditions precedent.

        We will demonstrate compliance with Mortgage provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings certificate, or counsel regarding property titles and compliance with the Mortgage generally.

        In certain significant matters, applicable law requires that an accountant or engineer must be independent. (See Section 314(d) of the Trust Indenture Act.) We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.

Relationship with the Mortgage Trustee

        In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

DESCRIPTION OF DEBT SECURITIES

General

        The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Debt Securities will be issued under the Indenture (For Debt Securities), dated as of October 28, 1999, between us and The Bank of New York Mellon, as trustee, or one or more additional indentures for Debt Securities between us and a trustee elected by us. The Indenture (For Debt Securities) appears in a prior registration statement of ours and is incorporated by reference into the registration statement of which this prospectus is a part. The form of any additional indenture, between us and a trustee which we will name, under which we may issue Debt Securities is filed as an exhibit to the registration statement. In this prospectus we refer to each of the Indenture (For Debt Securities) and the form of indenture for Debt Securities, as applicable, as the "Debt Securities Indenture." We refer to the trustee under any Debt Securities Indenture as the "Debt Securities Trustee."

        The prospectus supplement applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be subordinated obligations of our company. The form of debt securities indenture includes optional provisions (designated by brackets ("[    ]")) that will appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of these subordinated obligations as the "Subordinated Debt Securities." Unless the applicable prospectus supplement provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. The Indenture (for Debt Securities) dated October 28, 1999 has been, and any future Debt Securities Indenture will be, qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

        We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the Debt Securities themselves, the Debt Securities Indenture, any supplemental indentures, officers' certificate and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

        Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all of our currently outstanding and future First Mortgage Bonds (including, prior to the Release Date, Senior Notes secured by First Mortgage Bonds) to the extent of the value of the collateral securing such First Mortgage Bonds. The First Mortgage Bond holders have a first lien on substantially all of our assets.

        Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all of our currently outstanding and future First Mortgage Bonds and Debt Securities that are not designated Subordinated Debt Securities. The Indenture (for Debt Securities) does not limit the amount of First Mortgage Bonds that we may issue.

Provisions of a Particular Series

        The Debt Securities may, from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information:

  •
  the title of the Debt Securities;

  •
  any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

  •
  the date on which the principal of the Debt Securities will be payable;

  •
  the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

  •
  the date from which any interest will accrue;

  •
  the dates on which we will pay interest; and

  •
  the record date for any interest payable on any interest payment date;

  •
  the place where,

  •
  the principal of, premium, if any, and interest on the Debt Securities will be payable;

  •
  you may register transfer of the Debt Securities;

  •
  you may exchange the Debt Securities; and

  •
  you may serve notices and demands upon us regarding the Debt Securities;

  •
  the Security Registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

  •
  the terms and conditions upon which we may elect to redeem any Debt Securities;

  •
  the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder's option, including any applicable exceptions to notice requirements;

  •
  the denominations in which we may issue Debt Securities;

  •
  the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

  •
  the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

  •
  the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

  •
  the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

  •
  if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

  •
  the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

  •
  if we issue Debt Securities as global securities,

  •
  any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

  •
  any limitations on the right to obtain definitive certificates for the Debt Securities; and

  •
  any other matters incidental to the Debt Securities;

  •
  whether we are issuing the Debt Securities as bearer securities;

  •
  any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

  •
  any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

  •
  any credit enhancement applicable to the Debt Securities;

  •
  any addition to the Events of Default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

  •
  any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

        Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

        Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

        The applicable prospectus supplement may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. In the event that we issue Subordinated Debt Securities, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness (as defined below), including our Debt Securities that are not designated as Subordinated Debt Securities, to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For further information see "—Ranking" above.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

  •
  any Senior Indebtedness is not paid when due;

  •
  any applicable grace period with respect to default in payment of any Senior Indebtedness has ended, and the default has not been cured or waived; or

  •
  the maturity of any Senior Indebtedness has been accelerated because of a default.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

        Except as otherwise defined in a prospectus supplement, the term "Senior Indebtedness" means:

  •
  obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

  •
  for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

  •
  for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

  •
  indebtedness evidenced by bonds, debentures, notes or other similar instruments.

        In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

        The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

        Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

        Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any Transfer Agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

        The applicable prospectus supplement will state the name of any Transfer Agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional Transfer Agents or withdraw the designation of any Transfer Agent or make a change in the office through which any Transfer Agent acts. We must, however, maintain a Transfer Agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

        We will not be required to:

  •
  issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period of 15 days immediately preceding the mailing of a notice of redemption of any Debt Securities called for redemption; or

  •
  register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

        Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

        Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the Paying Agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete Paying Agents or change the office through which any Paying Agent acts. We must, however, maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

        All money we pay to a Paying Agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

        You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder's option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

        A notice of redemption we provide may state:

  •
  that redemption is conditioned upon receipt by the Paying Agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

  •
  that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

        The Debt Securities Indenture provides that, so long as any Debt Securities are outstanding, we may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

  •
  the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

  •
  is organized and validly existing under the laws of any domestic jurisdiction; and

  •
  expressly assumes our obligations on the Debt Securities and under the applicable indentures;

  •
  immediately after the transaction becomes effective, no Event of Default, and no event that would become an Event of Default, shall have occurred and be continuing; and

  •
  we will have delivered to the Debt Securities Trustee an officer's certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

        "Event of Default" under the applicable indenture with respect to Debt Securities of any series means any of the following:

  •
  failure to pay any interest due on Debt Securities of that series within 30 days;

  •
  failure to pay principal or premium when due on any Debt Security of that series;

  •
  breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

        An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to the Debt Securities of any other series issued under the applicable indenture.

        If an Event of Default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable.

        If an Event of Default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all Events of Default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration of the principal amount of Debt Securities, even in the event of our bankruptcy or insolvency.

        The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

        At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

  •
  all overdue interest on all Debt Securities of the particular series;

  •
  the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

  •
  interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

  •
  all amounts due to the Debt Securities Trustee under the applicable indenture; and

  •
  any other Event of Default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

        The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an Event of Default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt

Securities Trustee reasonable indemnity. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

        No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

  •
  the holder has previously given to the Debt Securities Trustee written notice of a continuing Event of Default of that particular series;

  •
  the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an Event of Default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

  •
  the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

        The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

        We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

        We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

  •
  to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  to add any additional Events of Default;

  •
  to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

  •
  to provide collateral security for the Debt Securities;

  •
  to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

  •
  to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

  •
  to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

  •
  to change any place where

  •
  the principal of and any premium and interest on any Debt Securities are payable,

  •
  any Debt Securities may be surrendered for registration of transfer or exchange, or

  •
  notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

  •
  to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

  •
  compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

  •
  any past default under the applicable indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

        The Trust Indenture Act may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes; and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

        Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

  •
  may not, without the consent of the holder of each outstanding Debt Security affected:

  •
  change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

  •
  reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

  •
  reduce any premium payable upon the redemption of the Debt Securities;

  •
  reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

  •
  change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

  •
  may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

  •
  may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

        A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

  •
  changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

  •
  modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

        If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

        Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any Paying Agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

        The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no Event of Default or event that would become an Event of Default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

        We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

        The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

        The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

Relationship with the Trustee

        In the normal course of business, the Trustee under our Indenture (for Debt Securities), dated as of October 28, 1999, or its affiliates provides, and any future trustees or their affiliates, may, from time to time, provide, certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

GLOBAL SECURITIES

        We may issue some or all of the First Mortgage Bonds and Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing securities described in this prospectus, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

  •
  may not have the global security or any securities it represents registered in their names;

  •
  may not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered the owners or holders of the global security or any securities it represents for any purposes under the applicable securities or the related mortgage or indenture.

        We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing securities described in this prospectus is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the securities depositary, with respect to participants' interests; and

  •
  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing securities described in this prospectus, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  Duke Energy Progress;

  •
  the applicable trustee; or

  •
  any agent of either of them.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus by reference from Duke Energy Progress, Inc.'s (formerly known as Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.) Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is our Deputy General Counsel and Assistant Secretary, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by Duke Energy Progress, Inc. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, and June 30, 2013; and

  •
  Current reports on Form 8-K filed on February 28, 2013; March 12, 2013; May 14, 2013; May 16, 2013; May 31, 2013; and June 7, 2013.

        We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress, Inc. and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy

Corporation and its subsidiaries (other than Duke Energy Progress, Inc. and its consolidated subsidiaries) contained in such combined reports.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Progress, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.